ALLEGHENY VENTURES, INC.
                       CONSOLIDATED STATEMENT OF INCOME

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                                                           Quarter Ended      Year-to-Date Ended   Twelve Months Ended
                                                         September 30, 1999   September 30, 1999   September 30, 1999

ELECTRIC OPERATING REVENUES                                      27,346,418           86,683,990           114,577,448

OPERATING EXPENSES:
   Operation:
     Fuel                                                         5,392,575           16,311,898            22,292,209
     Purchased Power & Exchange                                  11,678,645           45,513,129            60,656,837
     Other                                                        1,208,169            3,558,306             5,067,198
   Transmission & Distribution                                      302,874              945,460             1,361,557
   Cust. Accts & Services                                            63,508              366,294               956,956
   Administrative & General                                       2,606,977            5,817,762             8,916,851
Total Operation & Maintenance                                    21,252,748           72,512,849            99,251,608

   Depreciation                                                   1,691,720            4,673,697             6,206,229
   Taxes other than income taxes                                  1,397,766            4,096,469             5,748,388
   Federal and state income taxes                                   724,517             (736,996)           (2,349,470)
              Total Operating Expenses                           25,066,751           80,546,019           108,856,755
              Operating Income                                    2,279,667            6,137,971             5,720,694

OTHER INCOME AND DEDUCTIONS:
   Other income (loss), net                                         162,570             (255,073)             (229,395)
             Total Other Income and Deductions                      162,570             (255,073)             (229,395)
             Income Before Interest Charges and
               Preferred Dividends                                2,442,237            5,882,898             5,491,298

INTEREST CHARGES AND PREFERRED DIVIDENDS:
   Interest on other long-term obligations                        2,098,500            7,045,067             9,572,000
   Other interest                                                     4,450               43,502                54,990
            Total Interest Charges and
                Preferred Dividends                               2,102,950            7,088,569             9,626,990


Consolidated Net Income (Loss)                                      339,287           (1,205,671)           (4,135,692)

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                                                     Unaudited

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